Exhibit 5.3

e-mail:

tcounsell@applebyglobal.com

Nordic American Tanker Shipping Limited LOM Building 27 Reid Street Hamilton HM 11 Bermuda	direct dial: Tel (441) 298 3253 Fax (441) 298 3488 your ref: appleby ref: TJC /100154.27 12 May 2008

Ladies and Gentlemen,

Nordic American Tanker Shipping Limited – Post Effective Amendment No. 1 to Registration Statement on Form F-3

We have acted as legal advisers as to matters of Bermuda law to Nordic American Tanker Shipping Limited, a company organized under the laws of the Islands of Bermuda (the “Company”). We have been requested to render this opinion in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a post-effective amendment to the Company’s Registration Statement on Form F-3 (such registration statement as amended from time to time) (the “Registration Statement”) of (i) senior debt securities and subordinated debt securities (collectively referred to as the “Debt Securities”), which may be issued pursuant to separate indentures, as amended or supplemented from time to time, between the Company and the trustee named in the applicable indenture; (ii) preferred shares in the Company (the “Preferred Stock”); and (iii) common shares in the Company, with par value US$0.01 per share (the “Common Stock”) including the preferred stock purchase rights (the “Preferred Stock Purchase Rights”). The Debt Securities, Preferred Stock, Common Stock and Preferred Stock Purchase Rights are hereinafter referred to as the “Securities” and each a “Security”.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all

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Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of persons signing the Documents;

(d)	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

(e)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

(f)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g)	that in relation to the Debt Securities and any indentures and other agreements in connection therewith, the authority, capacity and power of each of the persons (other than the Company) and that all such documents constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation and that any and all such documents will effect and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws by which they are expressed to be governed;

(h)	that the Shareholders Rights Agreement effects and constitutes legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms, under the laws of the State of New York by which it is expressed to be governed;

(i)

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at

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which a duly constituted quorum was present and voting throughout and that there is no matter derogating from the authority of the Directors to approve the matters referred to therein not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j)	that when the Preferred Stock and Common Stock are issued, the issue price (in whatever form) would not be less than the par value of the Preferred Stock or Common Stock, as the case may be, and that the Company will have sufficient authorised and unissued share capital to effect such issue.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	The Preferred Stock Purchase Rights have been duly approved by the Board of Directors of the Company in conformity with the Company’s Memorandum of Association and Bye-laws and when issued and delivered in accordance with the applicable agreement or Stockholders Rights Agreement, will be validly issued.

(2)	Subject as otherwise provided in this opinion, and except as provided in this paragraph, no consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the issuance of the Securities except that the Registration Statement and any other offering documents must be filed with the Registrar of Companies prior to or as soon as reasonably practicable after any Securities are offered to the public and must comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such

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performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

(c)	Where a person is vested with discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(d)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

Disclosure

This opinion is addressed to you and may be relied upon by Seward and Kissel LLP to assist with their delivery of an opinion in connection with the Registration Statement and, save as referred to herein, is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted, nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus contained therein, without admitting that we are “experts” within the meaning of the Securities Act, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby

Appleby

12 May 2008

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Registrar of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 12 May 2008 (“Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes book maintained at the Registry of the Supreme Court, Hamilton, Bermuda, as revealed by a search on 12 May 2008 in respect of the Company (“Litigation Search”).

3.	Copies of the following documents: (i) the Certificate of Incorporation; (ii) Memorandum of Association; and (iii) the Amended and Restated Bye-laws (the “Bye-laws”) of the Company.

4.	Copy of the minutes of the meeting of the Board of Directors of the Company held on 17 January 2007 (the “Resolutions”).

5.	Copy of the Bermuda Monetary Authority Letter dated 5 November 2004 in respect of the issue and free transferability of the Company’s Shares provided the Company remains listed on an appointed stock exchange.

6.	A Certificate of Compliance issued by the Ministry of Finance in respect of the Company.

7.	An electronic copy of the Post-Effective Amendment No 1 to Form F-3 Registration Statement dated 12 May 2008 under the United States Securities Act of 1933, as amended.

8.	A conformed copy of the Stockholders Rights Agreement entered into between the Company and Mellon Investor Services LLC, dated as of 13 February 2007 (the “Stockholders Rights Agreement”).